UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report – February 3, 2016
(Date of earliest event reported)
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ALLEGION PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

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Ireland	001-35971	98-1108930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block D
Iveagh Court
Harcourt Road
Dublin 2, Ireland
(Address of principal executive offices, including zip code)

(353)(1) 2546200
(Registrant’s phone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 3, 2016, in recognition of his valued role with Allegion plc (the "Company"), the Compensation Committee of the Company (the "Committee") approved the grant to Tim Eckersley, the Company's Senior Vice President - Americas, of a special restricted stock unit award having a grant date value of $1 million, 50% of which vests on December 31, 2018 and 50% of which vests on December 31, 2020. The award will be granted on February 16, 2016.
The Committee also approved the form of equity award agreements listed as Exhibits 10.1, 10.2, 10.3 and 10.4 pursuant to which executive officers of the Company may receive equity awards, including special restricted stock unit awards, under the Company's Incentive Stock Plan of 2013.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement.

10.2	Form of Stock Option Award Agreement

10.3	Form of Performance Share Unit Award Agreement

10.4	Form of Special Restricted Stock Unit Award Agreement

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGION PLC (Registrant)

Date	February 9, 2016	/s/ S. Wade Sheek
S. Wade Sheek Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement.

10.2	Form of Stock Option Award Agreement

10.3	Form of Performance Share Unit Award Agreement

10.4	Form of Special Restricted Stock Unit Award Agreement